SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 1996




                         SOUTH WEST PROPERTY TRUST INC.
             (Exact name of registrant as specified in its charter)


                                    Maryland
                 (State or Other Jurisdiction of Incorporation)

              1-11224                                    2434995
      (Commission File Number)           (I.R.S. Employer Identification Number)


               5949 Sherry Lane
                  Suite 1400
                Dallas, Texas                         75225
(Address of Principal Executive Offices)            (Zip Code)


        Registrant's telephone number, including area code: (214)369-1995

Item 5. Other Events

     On October 1, 1996, South West Property Trust Inc. (the "Company") entered into an agreement of merger with United Dominion Realty Trust ("UDR"), a Virginia-based real estate investment trust. Pursuant to the agreement and plan of merger, the Company would merge with and into UDR in exchange for approximately $312 million of UDR common stock (subject to - certain conditions), which would be distributed to the Company's stockholders. Consummation of the transaction is subject to certain conditions, including completion of certain due diligence procedures, and shareholder approval. The press release announcing the merger is attached hereto as Exhibit 99.1.


Item 7. Financial Statements and Exhibits.

            (c) Exhibits

             99.1     Press Release dated October 1, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SOUTH WEST PROPERTY TRUST INC.



                                               By:    /s/   Lewis H. Sandler
                                                      ----------------------
                                                      Lewis H. Sandler
                                                      Executive Vice President,
                                                      Secretary and
                                                      General Counsel


DATE:      October 2, 1996.

                                 EXHIBIT INDEX

                                                                   Sequentially
Exhibit                                                              Numbered
Number                           Descriptions                          Page
------                           ------------                          ----


  99.1                     Press Release dated October 1, 1996

                         South West Property Trust Inc.


                5949 Sherry Lane, Suite 1400 Dallas, Texas 75225
                            (214) 369-1995 Fax (214)369-6882


                              FOR IMMEDIATE RELEASE
                                October 1, 1996


           UNITED DOMINION REALTY TRUST AND SOUTH WEST PROPERTY TRUST
                            ANNOUNCE MERGER AGREEMENT


United Dominion Realty Trust, Inc. (NYSE: UDR) and South West Property Trust Inc. (NYSE: SWP) today announced the execution of a definitive Agreement pursuant to which South West would be merged into United Dominion. The merger, which was unanimously approved by both Boards of Directors, will combine South West's 14,975 apartment homes (including its development portfolio), 80% of which are in Texas, with United Dominion's 41,004 apartment homes in the Southeast.

Following the merger, United Dominion, with 55,979 apartment homes in 210 communities, will be the largest REIT developer, owner and manager of apartments in the southeastern and southwestern United States.

Based upon the closing stock price of United Dominion on September 30, 1996, shareholders of South West would receive approximately $312 million of United Dominion Common Stock.

Under the terms of the Agreement, each share of South West will be exchanged for
1.0833 shares of United Dominion provided that United Dominion's average closing price during the pricing period is $13 7/8 or higher. If the average closing price is less than $13 7/8, then the exchange rate will be adjusted upwards to provide a $15 value for each South West share. This exchange ration assures South West shareholders that their current dividend rate will not be reduced. United Dominion is not required to offer more than 1.1215 shares, and South West is not required to accept less than $15 per share in value. The Agreement is subject to completion of due diligence by both parties, regulatory approval and approval by both companies' shareholders.

The merger has been structured as a tax-free transaction and will be treated as a purchase for accounting purposes. The merger is expected to be effective at the close of business on December 31, 1996.

Three of South West's executive officers, John S. Schneider, Chairman and Chief Executive Officer, Robert F. Sherman, President and Chief Operating Officer and David Johnston, Executive Vice President and Chief Investment Officer will join United Dominion as executive officers. Mr. Schneider, along with Mark J. Sandler, Robert W. Scharar and Ira T. Wender (currently Directors of South West) will join United Dominion's Board of Directors.

John Schneider, South West's CEO, stated that the merged companies span the southeastern and southwestern United States, two of the most vibrant growth areas of the country. They bring together United Dominion's extensive acquisition expertise and South West's proven development capabilities. The combined Company, with over two billion dollars in assets should also have greater access to lower cost capital. Consequently, South West's management believes that this merger creates an unique opportunity for its shareholders to participate in the consolidation and growth of the REIT industry.

Mr. Schneider further stated that United Dominion and South West have each been in the apartment business since 1973 and the combination will bring together one of the strongest and most experienced management teams in the industry. In addition, the merger should provide opportunities to realize significant administrative cost savings which are expected to have a positive effect on shareholder value.

John McCann, United Dominion's CEO stated that the merger provides several important strategic and operational benefits for United Dominion:

The apartment sector is rapidly consolidating, permitting dominant companies to realize enhanced access to capital from a variety of sources at lower cost. We have participated in this consolidation in a substantial way in the private transaction sector since 1991. This major transaction is our initial participation in the consolidation of public companies. We are very excited about what this merger does for the Company, its shareholders and our future.

The merger should be accretive immediately to funds from operations per share.

More than $300 million will be added to our equity market capitalization which should provide increased liquidity in our common stock. The addition of South West's more than $500 million of apartment homes should provide economies of scale in our overall operations.

About 80% of South West's apartments are located in Texas. This represents a logical expansion of our geography and gives us instant critical size in Dallas, a long-term growth market.

South West has developed successfully in multiple markets in both the Southeast and Southwest. They bring to us an enhanced development capability, knowledge of the Southwest, markets and management depth.

The expanded geography and greater development capabilities, will provide more investment opportunities which should increase return on new investment.